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Exhibit 4.10

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 11, 2002

Senior Secured First Priority Notes

        FOURTH SUPPLEMENTAL INDENTURE dated as of March 11, 2002 (the "Fourth Supplemental Indenture") among CF CABLE TV INC., a corporation continued under the laws of Canada (the "Company"), Regional (hereinafter defined), a corporation incorporated under the laws of Canada, New RDL (hereinafter defined), a corporation incorporated under the laws of Québec and Télé-Câble Charlevoix (1977) Inc., a corporation incorporated under the laws of Québec ("Charlevoix") (Regional, New RDL and Charlevoix, collectively hereinafter referred to as the "First Priority Notes Guarantors") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank and previously Chemical Bank), a New York banking corporation, as trustee (the "First Priority Trustee").

        WHEREAS, Vidéotron (Laurentien) Ltée/Videotron (Laurentian) Ltd., a corporation incorporated under the laws of Canada ("Laurentien"), Vidéotron (Richelieu) Ltée, a corporation incorporated under the laws of Québec ("Richelieu"), Vidéotron (Ciranby) Inc., a corporation incorporated under the laws of Québec ("Granby"), TDM Newco Inc., a corporation incorporated under the laws of Canada ("TDM") and 3978583 CANADA Inc., a corporation incorporated under the laws of Canada ("3978 Inc.") are all Guarantors under the First Priority Notes Indenture (hereinafter defined); and

        WHEREAS, the Company, the First Priority Notes Guarantors and the First Priority Trustee are parties to an Indenture dated as of July 11, 1995, as supplemented by a First Supplemental Indenture dated as of November 1, 1996, by a Second Supplemental Indenture dated as of October 28, 1998 and by a Third Supplemental Indenture dated as of December 21, 2001, (collectively, the "First Priority Notes Indenture"); all capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined shall have the meanings ascribed thereto in the First Priority Notes Indenture, pursuant to which the Company issued its 9 1/8% Senior Secured First Priority Notes due 2007 (the "Securities"); and

        WHEREAS on January 1, 2002, by way of a rollover of shares, 3978 Inc. acquired all of the issued and outstanding shares of Laurentian from TDM (the "Laurentian Rollover"); and

        WHEREAS on January 1, 2002, the Company and 3978 Inc. executed a "Convention de distribution de l'actif et du passif" ("Assets and Liabilities Distribution Agreement") pursuant to which all of the assets and liabilities of 3978 Inc. were acquired and assumed by the Company (the "3978 Inc. Distribution"); and

        WHEREAS on January 2, 2002, TDM and Laurentian amalgamated in accordance with the provisions of the Canada Business Corporations Act (Canada) to be continued under the name of Vidéotron (Régional) Ltée/Videotron (Regional) Ltd. ("Regional") (the "Regional Amalgamation"); and

        WHEREAS on January 2, 2002, RDL, Richelieu and Granby amalgamated in accordance with the provisions of the Companies Act (Québec) to be continued under the name of "Vidéotron (RDL) Ltée" ("New RDL") (the "New RDL Amalgamation"); and

        WHEREAS on January 2, 2002, by way of a rollover of shares, Regional acquired all of the issued and outstanding shares of New RDL from the Company (the "New RDL Rollover"); and

        WHEREAS shortly after approval to be obtained from the Canadian Radio-television and Telecommunications Commission, Regional and New RDL will execute a "Convention de distribution de 1'actjf et du passif ("Assets and Liabilities Distribution Agreement") pursuant to which all of the assets and liabilities of New RDL will be acquired and assumed by Regional (the "New RDL Distribution"; the Laurentian Rollover, the 3978 Inc. Distribution, the Regional Amalgamation, the New RDL Amalgamation, the New RDL Rollover and the New RDL Distribution being hereinafter referred to as the "Transactions"); and

        WHEREAS, the parties hereto are desirous of supplementing the First Priority Notes Indenture in the manner hereinafter provided; and

        WHEREAS, the First Priority Notes Indenture provides that the Company and the First Priority Notes Guarantors and the First Priority Trustee, may enter into indentures supplemental to the First Priority Notes Indenture for the purpose set forth in Section 801 of such Indenture, the whole with respect to the Transactions; and

        WHEREAS, all things necessary have been done to make this Fourth Supplemental Indenture a valid agreement of the Company and each First Priority Notes Guarantor, in accordance with its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

  1.
  As a result of the Transactions, Regional hereby (i) assumes the obligations of each of Laurentien (formerly known as Laurentien Cable TV Inc. ("Cable TV"), Maniwaki Télévision Ltée ("Maniwaki") and Télécâble Papineau Inc. ("Papineau")), TDM, Richelieu, Granby (formerly known as 9063-7216 Québec Inc. ("9063 Inc.")), RDL and 3978 Inc. pursuant to the following guarantees in favour of the First Priority Trustee: (a) guarantee by Laurentien dated as of August 31, 1995, (b) guarantee by Maniwaki dated as of August 31, 1995, (c) guarantee by Papineau dated as of August 31, 1995, (d) guarantee by TDM dated as of October 13, 1995, (e) guarantee by Richelieu dated as of October 23, 1998, (f) guarantee by 9063 Inc. dated as of October 23, 1998, (g) guarantee by RDL dated as of October 23, 1998, and (h) guarantee by 3978 Inc. dated as of December 21, 2001, and (ii) for greater certainty, guarantees the Company's obligations for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the First Priority Notes Indenture and the Collateral Documents on the part of the Company to be performed or observed.

  2.
  As a result of the Transactions, New RDL hereby (i) assumes the obligations of each of Richelieu, Granby (formerly known as 9063-7216 Québec Inc. ("9063 Inc.")) and RDL pursuant to the following guarantees in favour of the First Priority Trustee: (a) guarantee by Richelieu dated as of October 23, 1998, (b) guarantee by 9063 Inc. dated as of October 23, 1998 and (c) guarantee by RDL dated as of October 23, 1998, and (ii) for greater certainty, guarantees the Company's obligations for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the First Priority Notes Indenture and the Collateral Documents on the part of the Company to be performed or observed.

  3.
  This Fourth Supplemental Indenture shall be construed as supplemental to the First Priority Notes Indenture and shall form a part thereof, and the First Priority Notes Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

  4.
  This Fourth Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

  5.
  This Fourth Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Fourth Supplemental Indenture.

  6.
  This Fourth Supplemental Indenture shall be effective as of the date first above written.

  7.
  The First Priority Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the First Priority Notes Guarantors.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

CF CABLE TV INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary

VIDÉOTRON (RÉGIONAL) LTÉE/ VIDEOTRON (REGIONAL) LTD.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
VIDÉOTRON (RDL) LTÉE
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
TÉLÉ-CÂBLE CHARLEVOIX (1997) INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
JPMORGAN CHASE BANK AS FIRST PRIORITY TRUSTEE
By:	/s/ [ILLEGIBLE] Title: Assistant Vice President

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FOURTH SUPPLEMENTAL INDENTURE